UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2005

DOLLAR TREE STORES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-25464	54-1387365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway

Chesapeake, VA 23320

(Address of Principal Executive Offices and Zip Code)

(757) 321-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2005, at the Annual Meeting of Shareholders, the shareholders of Dollar Tree Stores, Inc. approved the 2005 Employee Stock Purchase Plan, which was adopted by the Compensation Committee of the Company’s Board of Directors on March 10, 2005, pending shareholder approval. A copy of this plan is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

On June 17, 2005, Dollar Tree Stores, Inc. issued a press release regarding the results of its Annual Meeting of Shareholders. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: June 21, 2005

DOLLAR TREE STORES, INC.

By:	/s/ Bob Sasser
Bob Sasser
President and Chief Executive Officer

EXHIBITS

Exhibit 10.1	-	Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan

Exhibit 99.1	-	Press release dated June 17, 2005 issued by Dollar Tree Stores, Inc..